EXHIBIT 24.1

POWER OF ATTORNEY

AND

APPOINTMENT OF AUTHORIZED REPRESENTATIVE

Japan Bank for International Cooperation (“JBIC”) hereby constitutes and appoints each of Kenichiro Hayashi, Managing Executive Officer, Global Head of Corporate Group, Nagayoshi Motokawa, Chief Representative in New York, Representative Office in New York, Shinichi Itagaki, Representative in New York, Representative Office in New York, Kanae Takeuchi, Representative in New York, Representative Office in New York, Tsuyoshi Nishitani, Director General, Treasury Department, Corporate Group, Kenji Kanamoto, Director, Capital Markets and Funding Division, Treasury Department, Corporate Group, and Koji Yamada, Deputy Director, Capital Markets and Funding Division, Treasury Department, Corporate Group and any other person succeeding such persons in such offices, the agent and attorney-in-fact of JBIC, with full power in each of them acting alone to take the following actions on behalf and in the name of JBIC:

1. To sign a registration statement (the “Registration Statement”) for the registration under the United States Securities Act of 1933, as amended, of $12,500,000,000 aggregate principal amount of guaranteed debt securities (the “Securities”) of JBIC and the guarantee thereof by Japan (the “Guarantee”), which Registration Statement shall include a prospectus relating to the Securities and the Guarantee thereof covered by Registration Statement No. 333-182490 of JBIC filed on July 2, 2012, and one or more amendments and post-effective amendments to the Registration Statement, and to cause the same or any supplement to the prospectus contained in the Registration Statement or any post-effective amendment thereto to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Securities and the Guarantee under the securities or blue sky laws of States of the United States of America and to cause them to be filed with the securities or blue sky law commissions of such States;

3. To sign such applications, registration statements, certificates, consents, indemnifications and other documents in respect of any series of Securities as may be necessary or appropriate from time to time for the purposes of (a) listing any series of such Securities on the New York Stock Exchange and registering any series of such Securities under the United States Securities Exchange Act of 1934, as amended, (b) listing any series of such Securities on the Official List of the Financial Services Authority in the United Kingdom and admitting any series of such Securities to trading on the Regulated Market of the London Stock Exchange, and (c) listing any series of such Securities on the official list of the Luxembourg Stock Exchange and admitting any series of such Securities to trading on the Luxembourg Stock Exchange’s Euro MTF Market, and to cause such documents to be filed with, or submitted to, the New York Stock Exchange, the United States Securities and Exchange Commission, the Financial Services Authority in the United Kingdom and the London Stock Exchange, the Luxembourg Stock Exchange and the Commission de Surveillance du Secteur Financier in Luxembourg, together with such exhibits or other documents as may be necessary or appropriate;

4. To sign one or more annual reports of JBIC on Form 18-K and amendments thereto (the “Reports”), and to cause the same to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; and

5. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing.

JBIC hereby appoints and designates said agents and attorneys-in-fact, and any other person succeeding such persons in such offices, and each of them, the authorized representatives of JBIC and the persons duly

Exh. 24.1-1

authorized to receive communications and notices from the United States Securities and Exchange Commission with respect to the Registration Statement, the Reports and amendments thereto.

JBIC hereby ratifies and confirms all that said representatives, attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been executed on behalf of JBIC by its Governor thereunto authorized on the 21st day of April, 2017.

JAPAN BANK FOR INTERNATIONAL COOPERATION

By	/s/ Akira Kondoh
Akira Kondoh Governor

Exh. 24.1-2